Exhibit 99.1

Financial Contact:

Josh Hirsberg

(702) 792-7234

joshhirsberg@boydgaming.com

Media Contact:

David Strow

(702) 792-7386

davidstrow@boydgaming.com

BOYD GAMING COMPLETES SALE OF DANIA JAI-ALAI

LAS VEGAS – MAY 22, 2013 — Boyd Gaming Corporation (NYSE: BYD) today announced that it has completed the sale of the assets of Dania Jai-Alai in Dania Beach, Fla., to Dania Entertainment Center, LLC.

The total selling price was $65.5 million. As a previously paid $7 million deposit was credited towards the total selling price, Boyd Gaming received cash proceeds of $58.5 million at closing. The Company intends to use proceeds for general corporate purposes, including repayment of debt.

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 22 gaming entertainment properties located in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi and New Jersey. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.